                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David P. Marks, Ronald Clark, Gary Brown, Edward Ghigliotty, Chris Pinkerton, Brian Welker, Gregory T. Maddox, Irimga McKay, Charles Booth, Gary Tenkman, Lisa Harley, Alaina Metz and Paige Hodgin and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission by USAllianz Funds pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        SIGNATURE                        TITLE                      DATE
--------------------------      -------------------------     ---------------

/s/ Harrison Conrad                      Trustee              October 6, 1999
--------------------------
Harrison Conrad


                                         Trustee              October __, 1999
--------------------------
Roger Gelfenbein


/s/ David P. Marks                Trustee and President       October 6, 1999
--------------------------      (Chief Executive Officer)
David P. Marks


/s/ Arthur C. Reeds III                  Trustee              October 6, 1999
--------------------------
Arthur C. Reeds III


/s/ Gary Tenkman                        Treasurer             October 6, 1999
--------------------------      (Chief Financial Officer)
Gary Tenkman